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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report:                                 Commission File Number:
September 16, 1996                              0-11672
                                                -------


                             HORIZON BANCORP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                    WV                                         55-0631939
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(State or other jurisdiction of incorporation            (IRS Employer
           or organization)                              Identification Number)


One Park Avenue, Beckley, West Virginia                          25801
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:   (304) 255-7000
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                        (This report contains (1) page)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On August 30, 1996, Horizon Bancorp, Inc., (Horizon) acquired all of the outstanding common stock of Twentieth Bancorp, Inc. (Twentieth). Under the agreement, Horizon exchanged 1.01 shares of its common stock for each share of Twentieth's common stock. The merger has been accounted for as a pooling of interests.

Twentieth has become a wholly-owned subsidiary of Horizon. Twentieth, a one bank holding company headquartered in Huntington, West Virginia, had total assets of $314,035,000, deposits of $275,449,000, and shareholders' equity of $33,051,000 at June 30, 1996.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a). Financial statements of businesses acquired.

Audited financial statements of Twentieth as of December 31, 1995 and 1994 and for the three years in the period ended December 31, 1995 have been previously filed with the Commission with Twentieth's Form 10-K for the year ended December 31, 1995, which was incorporated by reference into Horizon's Form S-4, Registration No. 333-02365.

(b). Pro forma financial information.

Pro forma condensed consolidated financial statements at March 31, 1996 and 1995 and for the three month periods then ended and at December 31, 1995 and 1994 and for the three years in the period ended December 31, 1995 are included in Horizon's Form S-4, Registration No. 333-02365.

Pro forma financial information and financial statements at June 30, 1996 and for the six month periods ended June 30, 1996 and 1995 are not available at the time of this filing and therefore not included in this filing. Horizon will file this pro forma financial information and financial statements as soon as practical, but in any event no later than 60 days from the date of this filing.

(c). Exhibits.

      1. Articles of Merger of Twentieth Bancorp, Inc. with and into Horizon Bancorp, Inc.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        HORIZON BANCORP, INC.


                                        By: /s/ FRANK S. HARKINS, JR.
                                           ----------------------------
                                            Frank S. Harkins, Jr.
                                            Chairman of the Board


Date:  September 16, 1996